UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 21, 2012

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 270-8306

(Former name or former address, if changed since last report)
Copies to: Harvey J. Kesner, Esq. 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On December 21, 2012, the Board of Directors of Bullfrog Gold Corp. (the “Company”) approved a stock compensation distribution to David Beling, the Chief Executive Officer and President of the Company, and Tyler Minnick, the Company’s Vice President of Administration and Finance in lieu of a cash year-end bonus and performance bonus. The Company awarded a total of 400,000 shares of its restricted common stock, par value $0.0001 per share (the “Common stock”) to Mr. Beling and awarded 100,000 shares of its restricted Common Stock to Mr. Minnick. The restricted stock awards were made at $0.37 per share determined by the Company’s board of directors based on the closing price of the Company’s Common Stock on the Over the Counter Bulletin Board on December 21, 2012. The restricted stock awards of Common Stock are 100% percent vested as of the grant date. There are no plans to register the shares of restricted stock and therefore sales of such shares will be subject to transfer restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 24, 2012	BULLFROG GOLD CORP.

	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer